Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-262250 on Form S-3 and Registration Statement No. 333-253658 on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of Luminar Technologies, Inc. and the effectiveness of Luminar Technologies, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Jose, California
March 1, 2022